EXHIBIT 1



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                         GATEWAY.REALTY.NEW JERSEY.LLC,

                          FIBERNET TELECOM GROUP, INC.

                                       AND

                                LOCAL FIBER, LLC



                                DECEMBER 31, 2003


          ============================================================

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (the "Agreement") is entered into as of December 31, 2003 by and among GATEWAY.REALTY.NEW JERSEY.LLC, a New Jersey limited liability company (the "Seller"), FIBERNET TELECOM GROUP, INC., a Delaware corporation (the "Parent"), and LOCAL FIBER, LLC, a New York limited liability company and wholly owned subsidiary of Parent (the "Purchaser").

     WHEREAS, the Seller is engaged in the business of providing colocation services at its carrier point facility located at 165 Halsey Street, Newark, New Jersey 07102 (the "Business"); and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, substantially all of the assets of the Seller used in the Business, and the Purchaser is willing to assume certain liabilities of the Seller relating to the Business, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the respective meanings set forth below:

     "Action" means any claim, demand, action, cause of action, chose in action,
      ------
right of recovery, right of set-off, suit, arbitration, inquiry, proceeding or investigation by or before any Court or Governmental Authority.

     "Affiliate"  means,  with  respect  to a specified Person, any other Person
      ---------
which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to the specified Person:
(a) any other Person which beneficially owns or holds, directly or indirectly, 5% or more of the outstanding voting securities or other securities convertible into voting securities of such Person, (b) any other Person of which the specified Person beneficially owns or holds, directly or indirectly, 5% or more of the outstanding voting securities or other securities convertible into voting securities, or (c) any member, manager or director of such Person. For purposes of this Agreement, beneficial ownership has the meaning in accordance with Rule 13d-3 under the Exchange Act.

     "Agreement" has the meaning set forth in the introductory paragraph to this
      ---------
Agreement.

     "Ancillary Agreements" means the Bill of Sale and the Assumption Agreement.
      --------------------

     "Assumed Liabilities" has the meaning set forth in Section 2.2.
      -------------------

     "Assumption Agreement" has the meaning set forth in Section 2.2.
      --------------------

     "Bill of Sale" has the meaning set forth in Section 2.1.
      ------------

     "Business" has the meaning set forth in the recitals to this Agreement.
      --------

     "Business  Day" means any day other than a Saturday, Sunday or other day on
      -------------
which banks are required or authorized to be closed in New York City.

     "Closing" has the meaning set forth in Section 2.3.
      -------

     "Closing Date" has the meaning set forth in Section 2.3.
      ------------

     "Closing  Price"  shall  mean,  with  respect to a Trading Day, the closing
      --------------
price of the Parent Common Stock on such Trading Day. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the Nasdaq SmallCap Market on which the shares of Parent Common Stock are admitted to trading or, if the shares of Parent Common Stock are not admitted to trading on the Nasdaq SmallCap Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on either the Nasdaq National Market, any national securities exchange or in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the shares of Parent Common stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Parent Common Stock selected by the Board of Directors of the Parent.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Consents" has the meaning set forth in Section 4.6(c).
      --------

     "Contract"  means  any  binding contract, plan, undertaking, understanding,
      --------
agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

     "Court"  means  any court or arbitration tribunal of the United States, any
      -----
domestic  state,  or any foreign country, and any political subdivision thereof.

     "Copyrights"  mean  all  copyrights  (registered  or  otherwise)  and
      ----------
registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions.

     "Damages" has the meaning set forth in Section 8.2.
      -------

     "Database"  means  all  data  and  other  information  recorded,  stored,
      --------
transmitted  and  retrieved  in  electronic  form.

     "Disclosure  Schedule"  has  the  meaning  set  forth  in  Article  IV.
      --------------------

     "Documents"  means  this  Agreement together with the Ancillary Agreements,
      ---------
the Schedules and Exhibits hereto and thereto, the Disclosure Schedule and the other agreements, documents and instruments executed in connection herewith.

     "Environmental  Laws" shall mean any federal, state or local or foreign Law
      -------------------
or judgment relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C.
                 ------
6901,  et  seq.  ("RCRA"),  the Toxic Substances Control Act, 15 U.S.C. 2601, et
                   ----
seq.  ("TSCA"),  the  Clean  Air Act, 42 U.S.C. 7401, et seq., the Federal Water
        ----
Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802, et seq. ("HMTA"), and the Emergency Planning and Community Right to Know
                  ----
Act,  42  U.S.C.  11001, et seq. ("EPCRA"), and other comparable federal, state,
                                   -----
local and foreign Laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

     "Environmental  Permits" means all Permits required under any Environmental
      ----------------------
Law.

     "Excluded Assets" has the meaning set forth in Section 2.1(b).
      ---------------

     "Excluded Liabilities" has the meaning set forth in Section 2.2.
      --------------------

     "Exchange  Act" shall mean the Securities Exchange Act of 1934, as amended.
      -------------

     "Financial Statements" has the meaning set forth in Section 4.14.
      --------------------

     "GAAP"  means  United  States  generally accepted accounting principles and
      ----
practices  in  effect  from  time  to  time.

     "Governmental  Authority"  means any governmental, or legislative agency or
      -----------------------
authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

     "Gross  Revenues"  shall  mean  the  monthly  recurring  revenues  from the
      ---------------
colocation operations of the Business in accordance with GAAP, as in effect on the Closing Date, pursuant to the revenue codes identified on Schedule A, or
                                                                  ----------
successors  thereto.

     "Hardware"  means  all  mainframes, midrange computers, personal computers,
      --------
notebooks, servers, switches, printers, modems, drives, peripherals and any component of any of the foregoing.

     "Hazardous  Substance" means any Hazardous Substance, as defined in CERCLA,
      --------------------
and any other chemical, compound, product, solid, gas, liquid, pollutant, contaminant or material which is regulated under any Environmental Law, and includes, without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof).

     "Indebtedness"  means,  with respect to any Person, (a) all indebtedness of
      ------------
such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, decease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the liquidation preference, without duplication, plus accrued and unpaid dividends,
(h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (4) otherwise to assure a creditor against loss and all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Information  System"  means  any  combination of Hardware, Software and/or
      -------------------
Database(s) employed primarily for the creation, manipulation, storage, retrieval, display and use of information in electronic form or media.

     "Intellectual  Property"  means  (a) inventions, whether or not patentable,
      ----------------------
whether or not reduced to practice or whether or not yet made the subject of a pending Patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending Patent application or applications, (c) Patents, (d) Trademarks, (e) Copyrights, (f) Software, (g) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for Patents, and to register Trademarks and Copyrights, (k) all rights under the License Agreements and any licenses, registered user agreements, technology or materials transfer agreements, and other agreements or instruments with respect to items in (a) to (k) above; and
(l) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

     "Interim  Financial Statements " has the meaning set forth in Section 4.14.
      -----------------------------

     "Interim  Financial  Statement  Date"  has the meaning set forth in Section
      -----------------------------------
4.14.

     "IRS" shall mean the United States Internal Revenue Service.
      ---

     "Law"  means  all  laws,  statutes,  ordinances  and  Regulations  of  any
      ---
Governmental Authority, including all decisions of Courts having the effect of law in each such jurisdiction.

     "Leased  Real  Property"  means  the  real property leased by the Seller as
      ----------------------
tenant, together with, to the extent leased by the Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Liabilities"  means  any  and all debts, liabilities, charges, assessments
      -----------
and obligations of every kind or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Order, Liabilities for Taxes and those Liabilities arising under any Contract.

     "License Agreements" has the meaning set forth in Section 4.26(b).
      ------------------

     "Liens"  means  any  mortgage,  pledge,  security  interest,  attachment,
      -----
encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase, or charge of any kind (including any agreement to give any of the foregoing).

     "Litigation"  means  any suit, action, arbitration, cause of action, claim,
      ----------
complaint, criminal prosecution, investigation, inquiry, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Authority, arbitrator or other tribunal.

     "Material  Adverse Effect" means any circumstance, change in, or effect on,
      ------------------------
the Business or the Seller that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Seller or the Business (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of the Business, or (b) could reasonably be expected to materially adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller; provided, however, that in determining whether a Material Adverse Effect has occurred, any circumstance, change or effect, which occurs subsequent to the date hereof, to the extent it is attributable to (i) any adverse change in financial or securities markets or in economic or regulatory conditions, including acts of war (whether or not declared), armed hostilities and terrorism, (ii) matters affecting companies in the same or similar industries to the Business, provided the Business is not disproportionately and adversely affected, or (iii) the execution, public announcement, closing or existence of this Agreement, shall not be considered in determining whether a Material Adverse Effect has occurred.

     "Material  Contract"  shall have the meaning given to it in Section 4.6(a).
      ------------------

     "Order"  shall  mean  any  judgment,  order,  writ,  injunction,  ruling,
      -----
stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Court or Governmental Authority.

     "Parent"  has  the  meaning set forth in the introductory paragraph to this
      ------
Agreement.

     "Parent Common Stock" means the common stock, par value $.001 per share, of
      -------------------
the  Parent.

     "Patents" mean all national (including the United States) and multinational
      -------
statutory invention registrations, patents, patent registrations and patent applications, including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application.

     "Permits"  means  any  licenses,  permits,  pending applications, consents,
      -------
certificates, registrations, approvals and authorizations.

     "Permitted  Liens"  means  (a)  Liens  for  unpaid  taxes  that are not yet
      ----------------
delinquent, (b) the interests of lessors under operating leases, (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of business and which Liens are for sums not yet delinquent, and (d) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance.

     "Person"  means any natural person, corporation, limited liability company,
      ------
unincorporated organization, partnership, association, joint stock company, joint venture, trust or any other entity.

     "Purchase Price" has the meaning set forth in Section 3.1.
      --------------

     "Purchased Assets" has the meaning set forth in Section 2.1.
      ----------------

     "Purchaser" has the meaning set forth in the introductory paragraph to this
      ---------
Agreement.

     "Purchaser  Indemnified  Persons" has the meaning set forth in Section 7.2.
      -------------------------------

     "Receivables"  means any and all accounts receivable, notes, book debts and
      -----------
other amounts due or accruing due to the Seller in connection with the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon and the benefit of all security for such accounts, notes, debts and other amounts.

     "Registration  Rights  Agreement"  has  the  meaning  set  forth in Section
      -------------------------------
6.2(j).

     "Regulation"  shall  mean  any  rule  or  regulation  of  any  Governmental
      ----------
Authority.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

     "Seller"  has  the  meaning set forth in the introductory paragraph to this
      ------
Agreement.

     "Seller Indemnified Persons" has the meaning set forth in Section 7.3.
      --------------------------

     "Shares" has the meaning set forth in Section 3.2(b).
      ------

     "Software"  means  any and all (a) computer programs, including any and all
      --------
software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of Seller, and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

     "Subsidiary" or "Subsidiaries" of a specified Person means any other Person
      ----------------------------
in which such Person owns beneficially, directly or indirectly, more than 50% of the outstanding voting securities or other securities convertible into voting securities, or which may effectively be controlled, directly or indirectly, by such Person.

     "Survival Date" has the meaning set forth in Section 7.1.
      -------------

     "Tangible  Personal Property" has the meaning set forth in Section 4.21(a).
      ---------------------------

     "Tax" or "Taxes" means any and all federal, state, local, or foreign taxes,
      ---      -----
fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, disability, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

     "Tax  Returns" means returns, reports and information statements, including
      ------------
any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or other taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

     "Third Party Claim" has the meaning set forth in Section 7.6.
      -----------------

     "Trading  Day"  means  a  day  on which the Nasdaq SmallCap Market on which
      ------------
shares of Parent Common Stock are admitted to trading is open for the transaction of business or, if the shares of Parent Common Stock are not admitted to trading on the Nasdaq SmallCap Market, a day on which the trades on the Nasdaq National Market, any national securities exchange or the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, are reported or, if on any such date the shares of Parent Common stock are not quoted by any such organization, the last Business Day on which trades occurred.

     "Trademarks"  mean all trademarks, service marks, trade dress, logos, trade
      ----------
names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions.

                                   ARTICLE II

                                PURCHASE AND SALE

     2.1     Assets.
             ------

          (a)     Purchased  Assets.  Effective  upon the Closing, the Purchaser
                  -----------------
agrees to purchase, acquire and accept, and the Seller agrees to sell, assign, transfer, convey and deliver, upon the terms herein and subject and pursuant to the covenants, conditions, representations and warranties contained in this Agreement, all of the Seller's right, title and interest in, to and under those assets, properties, rights, contracts, Actions and interests of the Seller that exist as of the Closing that are used in the Business, including, without limitation, those specifically identified on Schedule 2.1(a) to this Agreement,
                                              ---------------
other than the Excluded Assets (as hereinafter defined) (the assets being purchased hereunder being referred to herein as the "Purchased Assets"). On the Closing Date, the Seller shall deliver to the Purchaser the bill of sale, substantially in the form of Exhibit A attached hereto (the "Bill of Sale"), and
                             ---------
such other deeds, endorsements, assignment and assumption agreements, and other good and sufficient instruments of conveyance and transfer as the Purchaser may reasonably request, to vest in the Purchaser all the right, title and interest of the Seller in, to and under any or all of the Purchased Assets, free and clear of all Liens, except Liens relating solely and directly to one or more of the Assumed Liabilities.

          (b)     Excluded  Assets.  Notwithstanding  anything  contained  in
                  ----------------
Section 2.1(a) to the contrary, the Seller is not selling, and the Purchaser is not purchasing, any assets, properties, rights, contracts, Actions or interests expressly listed on Schedule 2.1(b) hereof (all such excluded assets,
                       ----------------
properties, rights, contracts, Actions and interests, the "Excluded Assets"), all of which Excluded Assets are being retained by the Seller.

     2.2     Liabilities.   Effective upon the Closing, subject to the terms and
             -----------
conditions hereof, the Purchaser will assume and become responsible for only those liabilities and obligations of the Seller set forth on Schedule 2.2 hereof
                                                             ------------
(the "Assumed Liabilities"). Other than the Assumed Liabilities, the Purchased Assets shall be conveyed to the Purchaser free and clear of, and the Purchaser shall not assume or become liable to pay, perform or discharge, any Liabilities of the Seller (the "Excluded Liabilities"). The parties hereto acknowledge and agree that it is not intended that either the Purchaser or the Parent is or will be deemed to be a successor-in-interest to the Seller. On the Closing Date, the Purchaser and the Seller shall execute and deliver the assignment and assumption agreement, substantially in the form of Exhibit B attached hereto (the
                                              ----------
"Assumption  Agreement").

     2.3     Closing.  The  closing  of  the  transactions  contemplated by this
             -------
Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York at 10:00 A.M., on the second Business Day after all of the conditions set forth in Section 7.1 and 7.2 herein shall have been fulfilled or waived (other than conditions that can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), or at such other time and place or on such other date as the Purchaser and Seller may agree upon (such date on which the Closing occurs, the "Closing Date").

     2.4     Consent of Third Parties.  (a)  This Agreement shall not constitute
             ------------------------
an agreement to transfer, convey or assign any Purchased Asset, if a transfer, conveyance or assignment, or an attempt to make a transfer, conveyance or assignment, without the consent or approval of a third party would constitute a breach or violation thereof or in any way adversely affect the rights of the transferee, conveyee or assignee thereof until such consent is obtained.

     (b) Seller and Purchaser shall cooperate with each other to effect any commercially reasonable arrangement designed to provide Purchaser the economic benefit of, and to permit it to assume the liabilities and obligations under, any Purchased Asset, for which the consent to such transfer hereunder is not obtained prior to the Closing.

     (c)     Schedule  2.4(c) sets forth all consents or approvals necessary for
             ----------------
the sale, conveyance, assignment, transfer and delivery of the Purchased Assets which shall be obtained by the Seller as a condition precedent to the Closing pursuant to Section 7.1 hereof. Seller shall be responsible for any and all expenses relating to obtaining such consents.

                                   ARTICLE III

                                 PURCHASE PRICE

     3.1     Purchase Price.  As consideration for the purchase of the Purchased
             --------------
Assets (the "Purchase Price"), upon the terms and subject to the conditions set forth in this Agreement, the Purchaser will (i) deliver to the Seller, or cause the delivery of, cash and Parent Common Stock with an aggregate value of $3,805,000.00 (the "Purchase Price") in accordance with Section 3.2 below and subject to adjustment in accordance with the terms and conditions of this Agreement; and (ii) assume the Assumed Liabilities.

     3.2     Payment of Purchase Price.  At the Closing, the Purchaser shall pay
             -------------------------
the  Seller  the  Purchase  Price  as  follows:

               (a) Delivery of $170,000.00 in immediately available funds by wire transfer, bank check or certified check;

               (b) Delivery of 2,908,000 shares of Parent Common Stock (the "Shares"), of which 1,000,000 Shares shall be delivered to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement as provided in Section 8.4 hereof; and

               (c)     Delivery of the Assumption Agreement.

     3.3     Purchase  Price Adjustment.  The Purchase Price shall be subject to
             --------------------------
adjustment  after  the  Closing  as  follows:

               (a) The Seller may be entitled to receive additional shares of Parent Common Stock (the "Additional Shares") as additional consideration (the "Additional Consideration") in accordance with the provisions of this Section 3.3 based upon the Gross Revenues, on an annualized basis, of a particular month during the twenty-four-month period immediately following the Closing Date (the "Earn-Out Period"), as follows:

                    (i) Within ten business days after the delivery of the quarterly profit and loss statement pursuant to Section 7.4(d), if the Seller desires to designate a particular month of the quarterly period covered by such statement, then the Seller shall so notify Parent in writing (the "Revenue Notice") of such month (the "Revenue Month"). If Seller fails to notify Parent in writing within the ten business day period pursuant to this Section 3.3(a)(i), then Seller's right to designate the Revenue Month shall be forfeited with respect to such quarterly period. Seller shall not be entitled to designate any month that has been previously forfeited.

                    (ii) Within two weeks of receipt of Seller's written notice designating the Revenue Month, Parent shall present the Seller with a certification (the "Revenue Certification") signed by the Chief Financial Officer of the Parent with respect thereto and with respect to the amount equal to the product of (i) twelve and (ii) the Gross Revenues for the Revenue Month (the "Annualized

          Revenues"). Such certification shall be accompanied by a detailed statement setting forth the relevant information upon which the calculation of such Gross Revenues is based, including, without limitation, the names of each licensee and the licensee fees and other revenues paid or payable, including any bad debt reserve established in respect of any applicable receivables, by such licensee in respect of the applicable month.

                    (iii) In the event Parent does not receive a Revenue Notice with respect to the last calendar quarter of the Earn-Out Period, the Parent shall determine the Gross Revenues for the final month of the Earn-Out Period for purposes of determining the Annualized Revenues pursuant to Section 3.3(a)(ii).

               (b) In the event the Annualized Revenues as reflected on the Revenue Certification are equal to or less than $2,076,000, then the Purchaser shall be under no obligation to pay, and the Seller shall not have a right to receive, any Additional Consideration.

               (c) In the event the Annualized Revenues as reflected on the Revenue Certification are greater than $2,076,000 (the amount by which such Annualized Revenues exceed $2,076,000 being herein referred to as the "Increased Revenues"), then the Purchaser shall be obligated to pay, and the Seller shall have a right to receive Additional Consideration in the amount equal to two and one-fifth (2.2) times the Increased Revenues.

               (d) The Additional Consideration shall be paid by delivery to the Seller of a number of Additional Shares determined by dividing the amount of Additional Consideration to which the Seller is entitled as determined in accordance with Section 3.3(c) hereof by the average Closing Price of a share of Parent Common Stock for the 10 Trading Day period immediately preceding the commencement of the month following the Revenue Month (the "Undisputed 10 Day Average"), if the Revenue Certification is not disputed by the Seller. Such Additional Shares shall be issued as soon as reasonably practicable and the Parent shall submit written instructions to its transfer agent to issue such shares no later than two (2) Business Days after the final determination of the Additional Consideration, if any, to which the Seller is entitled.

               (e) In the event the Seller disputes or disagrees with the calculation as presented in the Revenue Certification, then the determination of Gross Revenues shall be calculated by an independent auditor chosen by the Seller and approved by Parent, such approval shall not be unreasonably withheld. In the event the Revenue Certification is disputed by the Seller, and (i) the calculation of Gross Revenues by the independent auditor is less than 101% of the amount of the Gross Revenues contained in the Revenue Certification, the Additional Consideration to be paid shall be a number of Additional Shares as determined by dividing the amount of Additional Consideration to which the Seller is entitled to as determined in accordance with Section 3.3(c) hereof by the greater of (A) the Undisputed 10 Day Average and (B) the 10 Trading Day period immediately preceding the date the calculation of Gross Revenues is presented by the independent auditor pursuant to this Section 3.3(e) (the "Disputed 10 Day Average") and in either case, the cost of such determination by such independent auditor shall be borne by the Seller, or (ii) the calculation of Gross Revenues by the independent auditor is greater than or equal to 101% and less than or equal to 110% of the amount of the Gross Revenues contained in the Revenue Certification, the Additional Consideration to be paid shall be a number of Additional Shares as determined by dividing the amount of Additional Consideration to which the Seller is entitled to as determined in accordance with Section 3.3(c) hereof by the Undisputed 10 Day Average and the cost of such determination by such independent auditor shall be borne equally by the Seller and the Purchaser or (iii) the calculation of Gross Revenues by the independent auditor pursuant to this Section 3.3(e) hereof is greater than 110% of the amount of the Gross Revenues contained in the Revenue Certification, the Additional Consideration to be paid shall be a number of Additional Shares as determined by dividing the amount of Additional Consideration to which the Seller is entitled to as determined in accordance with Section 3.3(c) hereof by the lesser of (X) the Undisputed 10 Day Average and (Y) the Disputed 10 Day Average and in either case the cost of such determination by such independent auditor shall be borne by the Purchaser. In either event, such Additional Shares shall be issued as soon as reasonably practicable and the Parent shall submit written instructions to its transfer agent to issue such shares no later than two (2) Business Days after the final determination of the Additional Consideration, if any, to which the Seller is entitled. The determination of Gross Revenues by such independent auditor pursuant to this Section 3.3(e) shall be binding upon the parties.

               (f) The issuance of the Additional Shares, if any, pursuant to Section 3.3(d) or 3.3(e) shall be subject to the Parent's right of set-off as contained in Section 8.5 hereof.

               (g) Notwithstanding any other provision herein, the Parent shall not be obligated to issue Additional Shares, pursuant to Section 3.3(d) or 3.3(e), to the extent that the issuance of such Additional Shares would exceed that number of shares of Parent Common Stock which the Parent may issue in connection with the acquisition of the Purchased Assets (the "Exchange Cap") without breaching the Parent's obligations to receive stockholder approval prior to such issuance under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Parent (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. for issuances of Parent Common Stock in excess of such amount (the "Shareholder Approval") or (b) obtains a written opinion from outside counsel to the Parent that such approval is not required, which opinion shall be reasonably satisfactory to the Seller; provided, however, that
                                                         --------  -------
     notwithstanding anything herein to the contrary, the Parent, will issue such number of shares of Parent Common Stock pursuant to Section 3.3(b) and, if applicable, Section 3.3(d) or Section 3.3(e) up to the Exchange Cap. In addition, if applicable, Parent shall use its reasonable commercial efforts to include and recommend for approval such proposal for the Shareholder Approval in its next annual proxy statement filed after the determination is made that such Shareholder Approval is necessary.

     3.4     Purchase  Price  Allocation.     The  Purchase  Price  shall  be
             ---------------------------
allocated  among  the  Purchased Assets as set forth on Schedule 3.4 hereto (the
                                                        ------------
"Allocation Schedule"). The Purchaser and the Seller each agree (a) to reflect the Purchased Assets on their respective books for tax reporting purposes in accordance with the Allocation Schedule, (b) to file all Tax Returns and determine all Taxes (including, without limitation, for purposes of Section 1060 of the Code) in accordance with and based upon the Allocation Schedule, and (c) not to take any position inconsistent with such Allocation Schedule in any audit or judicial or administrative proceeding or otherwise.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Except as set forth in the Disclosure Schedule delivered to the Purchaser simultaneously with the execution hereof with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates (the "Disclosure Schedule") (provided that any Section of the Disclosure Schedule or any Subsection thereof shall each be deemed to include all disclosures set forth in other Sections or Subsections of the Disclosure Schedule as and to the extent the context of such disclosures makes it reasonably clear, if read in the context of such other Section or Subsection, that such disclosures are applicable to such other Sections or Subsections), the Seller, represents and warrants to each of the Purchaser and Parent as follows:

     4.1     Organization  and  Qualification.  The  Seller  is  (i)  a  limited
             --------------------------------
liability company duly formed, validly existing and in good standing under the laws of the State of New Jersey, and (ii) duly licensed or qualified to transact business as a foreign limited liability company and in good standing in those jurisdictions where its failure to be so qualified would have a Material Adverse Effect.

     4.2     Subsidiaries.     The  Seller has no Subsidiaries and does not own,
             ------------
directly  or  indirectly, any equity or other ownership interests of any Person.

     4.3     Organizational  Documents and Corporate Records.  True, correct and
             -----------------------------------------------
complete copies of each of (a) the Articles of Organization of the Seller, as amended and in effect on the date hereof, (b) all letters, understandings, arrangements or other correspondence relating to or concerning the ownership and organization of the Seller or management of the operations of the Business by any Persons and (c) the minute books of the Seller have been previously delivered to the Purchaser. Such minute books contain accurate records of all meetings and written consents to actions of the members and managers of the Seller from the date of its formation to the date hereof. The Seller is in compliance with, and not in default or violation of, its Articles of Organization. The Seller does not have an operating agreement pursuant to which it operates. Set forth on Schedule 4.3 is the identity of all of the members of
                           ------------
the Seller, and their respective membership interests, and that except as otherwise identified on Schedule 4.3, there are no other members of the Seller, or any other individual or entity that has any membership, capital account profit and loss or other equity interest in the Seller.

     4.4     Authorization; Enforceability. The Seller has the limited liability
             -----------------------------
company power and authority to own, hold, lease and operate its properties and assets and to carry on the

Business as currently conducted. The Seller has the limited liability company power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Seller, and no other action on the part of the Seller is necessary in order to give effect to such authorization or approval. This Agreement and each of the other Documents to be executed and delivered by the Seller have been (or, when executed and delivered by the Seller, will be) duly executed and delivered by, and constitute the legal, valid and binding obligations of, the Seller, enforceable against the Seller, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.5     No  Violation or Conflict. The execution and delivery by the Seller
             -------------------------
of this Agreement and the other Documents to be executed and delivered by the Seller, the consummation by the Seller of the transactions contemplated by this Agreement and the other Documents, or the performance by the Seller of this Agreement and the other Documents required by this Agreement to be executed and delivered by the Seller at the Closing, will not (a) conflict with or violate the Articles of Organization of the Seller, (b) conflict with or violate any Law, Order or Permit applicable to the Seller or by which the Purchased Assets are bound or affected, or (c) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Purchased Assets pursuant to any Contract to which the Seller is a party or by which the Seller or any of the Purchased Assets are bound or affected.

     4.6     Contracts.
             ---------

     (a)     Schedule  4.6(a)  lists each of the Material Contracts to which the
             ----------------
Seller is a party or by which it or any of its properties or assets may be bound which is or would reasonably be expected to become material to the Business, any of the Purchased Assets or any of the Assumed Liabilities. For purposes hereof the term "Material Contract" means:

               (i) each Contract, invoice, or purchase order for the purchase or lease of materials or personal property from any supplier or for the furnishing of services to the Business under the terms of which the
     Seller: (A) is likely to pay or otherwise give consideration of more than $5,000 in the aggregate during the calendar year ended December 31, 2003,
     (B) is likely to pay or otherwise give consideration of more than $5,000 in the aggregate over the remaining term of such Contract, or (C) was not entered into in the ordinary course of business;

               (ii) each Contract, invoice, or sales order for the sale of personal property or for the furnishing of services by the Business which:
     (A) is likely to involve consideration of more than $5,000 in the aggregate during the calendar year ended December 31, 2003, (B) is likely to involve consideration of more than $5,000 in the aggregate over the remaining term of such Contract, or (C) was not entered into in the ordinary course of business;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising Contracts to which the Seller is a party;

               (iv) all management and employment Contracts and Contracts with independent contractors or consultants (or similar arrangements), or any other Contract with any present or former member, manager, officer or employee of the Seller, to which the Seller is a party;

               (v) each Contract relating to Indebtedness of the Seller, including, without limitation, any Contracts relating to the guarantee, support, indemnification, assumption, endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person;

               (vi) all Contracts with any Governmental Authority to which the Seller is a party;

               (vii) all Contracts that limit the ability of the Seller to compete in any line of business or with any Person or in any geographic area or during any period of time, and all Contracts involving confidentiality, secrecy or non-disclosure (whether the Seller is an obligor or beneficiary thereunder);

               (viii) all Contracts between the Seller and any Affiliate of the Seller;

               (ix)     all  leases  of  real  property;

               (x) all Contracts of the Seller which relate, in whole or in part, to any Intellectual Property other than Contracts relating to shrink wrap Software;

               (xi) all Contracts of the Seller which relate to partnership, joint venture or other similar arrangement; and

               (xii) all other Contracts, whether or not made in the ordinary course of the Business, the absence of which would be reasonably likely to have a Material Adverse Effect.

     (b) The Seller has delivered or made available to the Purchaser true, correct and complete copies of all Material Contracts which are in writing, and
Schedule 4.6(a) contains an accurate summary of all Material Contracts which are
---------------
not in writing. The Seller has paid in full or set aside reserves or accruals in accordance with GAAP consistently applied for all amounts due as of the date hereof under each Material Contract and as of the Closing Date will have satisfied in full all of its liabilities and obligations required to be satisfied in respect of periods ending on or before the Closing Date, except for such amounts as the Seller may in good faith dispute, which amounts are identified on Schedule 4.6(a).
                ----------------

          (c) The Material Contracts are in full force and effect and are the valid and binding obligations of the Seller and, to the knowledge of the Seller, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Except as set forth on Schedule 4.6(c), each Material Contract is freely and
                           ---------------
fully assignable to the Purchaser without penalty or other adverse consequences and no consent of or notice to any third party (the "Consents") is required in order to validly assign and transfer the Material Contracts to Purchaser. The Seller has not received written notice or, to the Seller's knowledge, oral notice of default by the Seller under any of the Material Contracts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Seller thereunder. To the Seller's knowledge, none of the other parties to any of the Material Contracts is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. The Seller has not received written notice or, to the Seller's knowledge, oral notice of the pending or threatened cancellation, revocation or termination of any of the Material Contracts, nor does it have knowledge of any facts or circumstances that could reasonably be expected to lead to any such cancellation, revocation or termination. There are no negotiations of, attempts to renegotiate or outstanding rights to renegotiate any amounts paid or payable to the Seller under any Material Contract or any terms of any Material Contract.

     4.7     Litigation.     There  is  no Litigation or, to Seller's knowledge,
             ----------
investigation pending or, to the Seller's knowledge, threatened against, or otherwise adversely affecting, the Business or the Purchased Assets or rights of Seller relating thereto, before any Court or Governmental Authority, nor does there exist any reasonable basis for any such Litigation. The Seller is not subject to any outstanding Litigation or Orders, which, individually or in the aggregate, would prevent, hinder or delay the Seller from consummating the transactions contemplated by this Agreement or any of the other Documents. There is no Litigation pending or, to the Seller's knowledge, threatened that would be reasonably likely to call into question the validity of this Agreement or any of the other Documents or any action taken or to be taken pursuant hereto or thereto, nor does there exist, to the Seller's knowledge, any reasonable basis for any such Litigation. There is no Action by the Seller pending or threatened against any third party with respect to the Business or any of the Purchased Assets. Any Litigation, including, but not limited to, the Litigation identified on Schedule 4.7, shall be deemed Excluded Liabilities.

     4.8     Brokers.     The  Seller  has  not  employed any financial advisor,
             -------
broker or finder, and Seller has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or any of the other Documents.

     4.9     Compliance  with  Law.  The  Seller  has conducted and continues to
             ---------------------
conduct the Business, in compliance with all Laws, Orders and other requirements of Governmental Authorities, and is not in default or violation of any Law, Order, Regulation or other requirement of any Governmental Authority applicable to the Business or the Purchased Assets. The Seller is not subject to any Orders that materially adversely affect, individually or in the aggregate, the Business, or the Purchased Assets. The Seller has not received at any time any notice or other communication (whether written or, to the Seller's knowledge, oral) from any Governmental Authority or other Person regarding any actual or alleged violation of or non-compliance with any Law, Order, Regulation or other requirement to which the Business or any of the Purchased Assets is or has been subject. There is no existing Law, Order, Regulation or other requirement of any Governmental Authority, and the Seller is not aware of any proposed Law, Order, Regulation or other such requirement which would prohibit or materially restrict the Purchaser from, or otherwise materially adversely affect the Purchaser in, conducting the Business in the manner it is currently being conducted by the Seller in any jurisdiction in which such business is now conducted. No representation or warranty is made in this Section 4.9 with respect to Laws, Orders and other requirements of Governmental Authorities relating to (i) Tax, which is treated in Section 4.25,
(ii) Intellectual Property, which is treated in Section 4.26, (iii) Labor which is treated in Section 4.27 or (iv) Environmental Laws which is treated in
Section  4.28.

     4.10     Certain  Practices.  Neither  the  Seller, nor any of its members,
              ------------------
managers, or, to the Seller's knowledge, any of its officers, employees or agents has, directly or indirectly, given or agreed to give any material rebate, gift or similar benefit to any supplier, customer, governmental employee or other Person who was, is, or may be in a position to help or hinder the Seller (or assist in connection with any actual or proposed transaction by the Seller).

     4.11     Governmental  Consents and Approvals.  The execution, delivery and
              ------------------------------------
performance of this Agreement and the other Documents by the Seller, and the consummation of the transactions contemplated hereby or thereby, do not and will not require any consent, approval, authorization, Permit or Order of, action by, filing with or notification to, any Governmental Authority except for any such matters that arise out of the status, or obligations under this Agreement, of Parent or the Purchaser.

     4.12     No  Other  Agreements  to  Purchase.  No  person  other  than  the
              -----------------------------------
Purchaser has any written or oral agreement or option or any right or privilege (whether by Law, pre-emptive right or contract) capable of becoming an agreement or option for the purchase or acquisition from the Seller of any of the Purchased Assets.

     4.13     Receivables.  Schedule  4.13  contains  an  aged  list  of  the
              -----------   --------------
Receivables as of the Interim Financial Statement Date. Except as reserved against on the Interim Financial Statements, all such Receivables constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller, that, to Seller's knowledge, are not subject to valid claims of set-off or other defenses or counterclaims. All Receivables reflected on the Interim Financial Statements or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Interim Financial Statements or otherwise accrued in accordance with the historical practices of the Seller) are, or will be, owned by Seller free and clear of any Liens, other than Permitted Liens, and, to the Seller's knowledge, are or will be good and have been collected or will be collectible in the aggregate face amounts thereof, without resort to litigation or extraordinary collection activity, within 90 days of the Closing Date.

     4.14     Financial  Statements.  The Seller has previously furnished to the
              ---------------------
Purchaser, and attached hereto as Schedule 4.14 are (i) the financial statements
                                  -------------
compiled on a cash basis and consistently applied for the ten month period ended October 31, 2003 (the "Interim Financial Statements"), and (ii) the unaudited balance sheet of the Seller as at December 31, 2002 and the related statements of income and cash flow and notes thereto for the fiscal years ended December 31, 2002 and December 31, 2001 (collectively, the "Financial Statements"). All such

Financial Statements identified in clause (ii) above have been prepared in accordance with GAAP consistently applied (with the exception, in the case of unaudited Financial Statements, the lack of notes thereto and normally recurring year-end audit adjustments that are not material either individually or in the aggregate). The Financial Statements fairly present the financial position of the Business as of the dates thereof, and the results of its operations and cash flows for the periods ended on the dates thereof. Since October 31, 2003 (the "Interim Financial Statement Date"), (a) there has been no material adverse change in the assets, liabilities or financial condition of the Business, and
(b) none of the business, financial condition, operations or property of the Business has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     4.15     Absence  of Undisclosed Liabilities.  The Seller is not engaged in
              -----------------------------------
any business other than the Business and there are no Liabilities of the Seller relating to the Business other than Liabilities (a) reflected or reserved against on the Interim Financial Statements, (b) disclosed in Schedule 4.15, (c)
                                                              -------------
Liabilities of the Seller incurred on or prior to the Interim Financial Statement Date that are not required by GAAP to be reflected on the Interim Financial Statements, (d) Liabilities contemplated by this Agreement or incurred in connection with the negotiation, execution and delivery of this Agreement or
(e) Liabilities of the Seller incurred since the Interim Financial Statement Date in the ordinary course of business, consistent with past practice.

     4.16     Conduct  in  the  Ordinary  Course; Absence of Changes.  Since the
              ------------------------------------------------------
Interim Financial Statement Date, the Business has been conducted in the ordinary course of business consistent with past practice, and there has been no change in the Purchased Assets or the Business which has had, or could reasonably be anticipated to result in, a Material Adverse Effect. As amplification and not limitation of the foregoing, since the Interim Financial Statement Date, except as otherwise contemplated by this Agreement and the other Documents, the Seller has not:

     (a) permitted or allowed any of the Purchased Assets to be subjected to any Lien other than Permitted Liens, all of which will be discharged or provided for in a manner reasonably satisfactory to Purchaser prior to Closing;

     (b) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Lien or paid or otherwise discharged any material Liability relating to the Business, other than Liabilities reflected on the Interim Financial Statements and Liabilities incurred in the ordinary course of business consistent with past practice since the Interim Financial Statement Date;

     (c) written off, written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Receivables or revalued any Purchased Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

     (d) made any change in any method of accounting or accounting practice or policy other than such changes required by GAAP;

     (e) amended, terminated, cancelled or compromised any material claims of the Seller or waived any other rights of substantial value to the Business;

     (f) sold, transferred, leased, subleased, licensed or otherwise disposed of any of the assets used in the Business, including the Purchased Assets, other than in the ordinary course of business consistent with past practices;

     (g) suffered any loss of a major customer or cancellation of any material order or the threat thereof;

     (h) made any material change in the Business or operations of the Business or in the manner of conducting the Business, or suffered any Material Adverse Effect;

     (i) done any of the following: (i) made any grant of any severance or termination pay to any member, manager, officer, employee or individual providing services to the Business, (ii) entered into any employment, deferred compensation, change in control or other similar agreement (or any amendment to any such existing agreement) with any member, manager, officer, employee or individual providing services to the Business, (iii) increased or promised to increase any benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increased or promised to increase any compensation, bonus or other benefits payable to members, managers, officers, employees or individuals providing services to the Business;

     (j) made any loan, advance or capital contribution to or investment in, or guaranteed any indebtedness of or otherwise incurred any Indebtedness on behalf of, any third Person other than advances to employees of the Seller in respect of ordinary and necessary business expenses made in the ordinary course of business consistent with past practice;

     (k) incurred or become subject to any Liabilities, except Liabilities contemplated by this Agreement or incurred in connection with the negotiation, execution and delivery of this Agreement and Liabilities incurred in the ordinary course of business consistent with past practice;

     (l)     instituted  or  settled  any  Litigation;

     (m) disclosed any proprietary or confidential information of the Business to any Person not associated with the Seller other than in the ordinary course of business and pursuant to a binding non-disclosure agreement;

     (n) made any single capital expenditure or commitment therefor in excess of $5,000, or aggregate capital expenditures or commitments therefor in excess of $5,000;

     (o)     entered into any joint venture, partnership or similar arrangement;

     (p) made or changed any Tax election, filed any amended Tax Returns, entered into any closing agreement relating to Taxes, settled or consented to any claims with respect to Taxes, surrendered any right to claim a refund of Taxes, settled or compromised any Tax liability or consented to any extension or waiver of the limitation period applicable to any claims with respect to Taxes;

     (q) failed to pay any creditor any amount owed to such creditor with respect to the Business when due (including any grace period), which other than the Excluded Liabilities, will be discharged or addressed prior to the Closing in a manner reasonably satisfactory to the Purchaser;

     (r) entered into any agreement, arrangement or transaction with any of its members, managers, officers, employees or Affiliates (or with any relative, beneficiary, spouse or Affiliate of any such Person);

     (s) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees or implemented any early retirement, separation or program providing early retirement benefits or announced or planned any such action or program for the future;

     (t) entered into or committed to enter into any contract or any transaction in connection with the Business except in the ordinary course of business;

     (u) granted any assignment or license of, or otherwise transferred any Intellectual Property or permitted to lapse, abandoned or otherwise terminated its rights to any Intellectual Property (or any registration or grant therefor or any application relating thereto) in which the Seller has any right, title, interest or license;

     (v) allowed any Permit that was issued to the Seller and relates to the Business or the Purchased Assets to lapse or terminate;

     (w) failed to maintain the property and equipment used in the Business in good repair and operating condition in accordance with past practice, ordinary wear and tear excepted;

     (x) suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $5,000, whether or not such losses or damage shall have been covered by insurance;

     (y) amended, modified or consented to the termination of any Contract or the Seller's rights thereunder;

     (z)     amended  or  restated  its  Articles  of  Organization;  or

     (aa) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.16 or entered into any commitment to effect any of the actions specified in this Section 4.16, except as expressly contemplated by this Agreement and the other Documents.

     4.17     [Intentionally  left  blank]
               ---------------------------

     4.18     Customers.  Listed in Schedule 4.18 are the names and addresses of
              ---------             -------------
all of the customers of the Business for the period commencing January 1, 2003 and ending on October

31, 2003 and the amount which each such customer was invoiced during such period. As of the date of this Agreement, the Seller has not received any written notice or, to the Seller's knowledge, oral notice and, except for the expiration of the term of any applicable Contract between the Seller and such customers (provided that if such customer has notified Seller of its intent not to renew, such customer shall be identified on Schedule 4.18), has no reason to
                                                -------------
believe that any such customer of the Seller has ceased, or will cease, to use the equipment, goods or services of the Seller or has substantially reduced, or will substantially reduce, the use of such equipment, goods or services at any time during the term of the Contract relating to such equipment, goods or services.

     4.19     Suppliers.     Listed in Schedule 4.19 are the names and addresses
              ---------                -------------
of all of the material suppliers of supplies, merchandise and other goods or services for the Business for the period commencing January 1, 2003 and ending on October 31, 2003 and the amount which each such supplier invoiced the Seller during such period. The Seller has not received any notice and has no reason to believe that any such supplier will not sell supplies, merchandise and other goods or services to the Seller or the Purchaser at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Business, subject to general and customary price increases.

     4.20     Real  Property.   Seller  does  not  own  any  real property.
              --------------

     4.21     Personal  Property.
              ------------------

     (a)     Schedule  4.21  lists  each  material  item  or  distinct  group of
             --------------
machinery, equipment, tools, supplies, furniture, fixtures, vehicles, rolling stock and other tangible personal property used in the Business and owned or leased by the Seller (the "Tangible Personal Property"), and the location thereof.

     (b) The Seller has delivered to the Purchaser correct and complete copies of all leases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such leases:

               (i) such lease, together with all ancillary documents delivered pursuant to the first sentence of this Section 4.21(b), is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

               (ii)     subject to obtaining the consents identified in Schedule
                                                                        --------
     4.6(c),  such lease will not cease to be legal, valid, binding, enforceable
     ------
     and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement and the other Documents, nor will the consummation of the transactions contemplated by this Agreement and the other Documents constitute a breach or default under such lease or otherwise give the lessor a right to terminate such lease;

               (iii) with respect to each such lease, (A) the Seller has not received any notice of cancellation or termination under such lease and, subject to obtaining the consents  identified  in  Schedule  4.6(c) and subject to expiration of the
                               ----------------
     term of any applicable Contract, no lessor has any right of termination or cancellation under such lease or sublease except in connection with the default of the Seller thereunder, (B) the Seller has not received any notice of a breach or default under such lease, which breach or default has not been cured, and (C) the Seller has not granted to any other Person not a party to such lease or an affiliate or subsidiary of such party any rights, adverse or otherwise, under such lease; and

               (iv) neither the Seller, nor, to Seller's knowledge, any other party to such lease, is in breach or default in any material respect, and, to Seller's knowledge, subject to obtaining the consents identified in
     Schedule  4.6(c),  no event has occurred that, with notice or lapse of time
     ----------------
     or both would constitute such a breach or default or permit termination, modification or acceleration under, such lease.

     (c)     Subject  to  obtaining  the consents identified in Schedule 4.6(c),
                                                                ---------------
the Seller has, and upon the Closing will continue to have, the full right to exercise any renewal options contained in the leases pertaining to the Tangible Personal Property on the terms and conditions therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

     (d) All Tangible Personal Property is adequate and, to the Seller's knowledge, usable for the use and purposes for which it is currently used, is in good operating condition, normal wear and tear excepted, and has been maintained and repaired in accordance with good business practice as reasonably determined by the Seller.

     4.22     Purchased  Assets.
              -----------------

     (a) The Seller (i) owns, leases or has the legal right to use all the properties and assets currently used in the conduct of the Business, and (ii) with respect to contractual rights, is a party to and enjoys the right to the benefits of all Contracts identified in Schedule 4.6(a), all of which properties, assets and rights, excluding the Excluded Assets, constitute Purchased Assets. The Seller has good and valid title to, or, in the case of leased or subleased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Liens.

     (b) Except for the Excluded Assets, the Purchased Assets constitute all of the properties, assets and rights used or held in the Business. At all times, the Seller has caused the Purchased Assets to be maintained, in all material respects, in accordance with good business practice as reasonably determined by the Seller, and all the Purchased Assets are in good operating condition and repair, normal wear and tear excepted, and are, to the Seller's knowledge, suitable for the purposes for which they are currently used.

     (c)     Subject  to  obtaining  the consents identified in Schedule 4.6(c),
                                                                ---------------
the Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the other Documents and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good and valid title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of all Liens (other than Liens occasioned by the leases to which such Purchased Assets may be subject, as are identified on Schedule 4.6(a)), and
                                                           ----------------
without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement and the other Documents.

     4.23     Insurance.  The  Seller  has  furnished  or  made available to the
              ---------
Purchaser true and complete copies of all insurance policies and fidelity bonds covering the assets, business, equipment, properties and operations of the Seller relating to the Business. All such insurance policies are in full force and effect and will remain in full force and effect with respect to all events occurring prior to the Closing. As of the date of this Agreement, such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to that of the Seller.

     4.24     Permits.  Schedule  4.24  lists all Permits required in connection
              -------   --------------
with the conduct of the Business. Each of such Permits will be duly and validly transferred to the Purchaser in connection with the consummation of the transactions contemplated herein. The Seller is, and at all times has been, in material compliance with all conditions and requirements imposed by the Permits and the Seller has not received any written notice (or to the Seller's knowledge, oral notice) of, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. The Seller owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of any other
Person.  Each  of  the  Permits  is  valid  and  in  full  force  and  effect.

     4.25     Taxes.  All  tax reports and returns required to be filed relating
              -----
to the Business and the Purchased Assets have been filed with the appropriate Governmental Authority and all taxes, penalties, interest, deficiencies, assessments and charges due as reflected on the filed returns or claimed to be due by such Governmental Authorities has been paid, except for deficiencies, assessments or claims which are being contested in good faith and which in the aggregate are not material, and as are identified on Schedule 4.25 and that all
                                                      -------------
such returns and reports are true, correct and complete in all material respects. In addition, Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been or will be properly completed and timely filed.

     4.26     Intellectual  Property.
              ----------------------

     (a)     Except  as  set  forth in Schedule 4.26(d), the Seller does not own
                                       ----------------
Intellectual Property (exclusive of shrink wrap Software having an acquisition price of less than $5,000), including, without limitation, Patents, Trademarks, trade names, domain name registrations and Copyrights, which is or reasonably may become material to the Business as it is currently conducted, any of the Purchased Assets or any of the Assumed Liabilities.

     (b) The Seller is not a party to or bound by any license agreements (other than license agreements in connection with shrink wrap Software having an acquisition price of less than

$5,000) granting any right to use or practice any rights under any Intellectual Property, whether the Seller is the licensee or licensor thereunder, or any assignments, consents, forbearances to sue, judgments, Governmental Orders, settlements or similar obligations relating to any Intellectual Property (collectively, the "License Agreements") which are or may become material to the Business, any of the Purchased Assets or any of the Assumed Liabilities.

     (c) The conduct of the Business as currently conducted does not, to the Seller's knowledge, infringe upon any Intellectual Property rights of any third party. The Seller has not been notified by any third party of any allegation that Seller's activities or the conduct of the Business infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party. No third party has notified the Seller that (i) any of such third party's Intellectual Property rights are infringed, or (ii) the Seller requires a license to any of such third party's Intellectual Property rights.

     (d)     Schedule  4.26(d)  lists  all  Software  (other  than off-the-shelf
             -----------------
software applications programs having an acquisition price of less than $5,000) which is owned, licensed to or by the Seller, leased to or by the Seller, or otherwise used by the Seller, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be. Other than the Software listed in
Schedule  4.26(d)  and  off-the-shelf  software  applications programs having an
-----------------
acquisition price of less than $5,000, all Software which the Seller owns and which is material to the operations of the Business was either developed (i) by employees of the Seller within the scope of their employment, or (ii) by independent contractors who have assigned their rights to the Seller pursuant to enforceable written agreements.

     (e) To the Seller's knowledge, all Software owned by the Seller, and all Software licensed from third parties by the Seller, is free from any significant defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, if applicable, and, with respect to the Software owned by the Seller for which Seller owns the source code, the applications can be compiled from their associated source code without undue burden. The Seller has furnished the Purchaser with all required documentation relating to use, maintenance and operation of the Software.

     4.27     Labor  Matters.
              --------------

     (a) There are no employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) between the Seller and any current or former member, manager, officer or employee of or consultant to, the Seller.

     (b) All managers, officers, management employees and technical and professional employees of the Seller are under written obligation to the Seller to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

     (c) The Seller is not a party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Seller. The Seller is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Seller and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Seller's knowledge, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller.

     4.28     Environmental  Matters.  The  Seller has all Environmental Permits
              ----------------------
which are or are reasonably expected to be required under Environmental Laws. The Seller is in compliance with all terms and conditions of such Environmental Permits. The Seller is in compliance with all Environmental Laws and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any Regulation, code, plan, governmental Order, notice or demand letter issued, entered, promulgated or approved thereunder. As of the date hereof, to the Seller's knowledge, there has not been any event, condition, circumstance, activity, practice, incident, action or plan which will interfere with or prevent continued compliance with the terms of such Environmental Permits or which would give rise to any liability to the Purchaser under any Environmental Law or give rise to any common law or statutory liability, based on or resulting from the Seller's or its agents' manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any Hazardous Substance. The Seller has taken all actions necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by the Seller (or any of its agents acting in such capacity) thereunder.

     4.29      Certain  Interests.  Except  as  set  forth  on Schedule 4.29, no
               ------------------                              -------------
member, manager or officer of the Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such member, manager or officer:

               (i) has any direct or indirect financial interest in any competitor, supplier, customer or licensee of the Seller, provided,
                                                                       ---------
     however,  that  the  ownership  of securities representing no more than one
     -------
     percent of the outstanding voting power of any competitor, supplier, customer or licensee, and which are also listed on any national securities exchange or traded in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier, customer or licensee; or

               (ii) owns, directly or indirectly (other than through an equity interest in the Seller), in whole or in part, or has any other interest in any tangible or intangible property which the Seller uses in the conduct of the Business or otherwise.

     4.30     Disclosure.  No representation or warranty of the Seller contained
              ----------
in this Agreement and the other Documents, and no statement, report or certificate furnished by or on behalf of the Seller to the Purchaser or its agents pursuant to this Agreement or any of the other Documents, contains or will contain any untrue statement of a material fact or omits or, to Seller's knowledge, will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.31     Accounts;  Lockboxes;  Safe  Deposit  Boxes;  Powers  of Attorney.
              -----------------------------------------------------------------
Schedule 4.31 is a true and complete list of (a) the names of each bank, savings
-------------
and loan association, securities or commodities broker or other financial institution in which the Seller has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Seller relating to the Business or the Seller. At the time of the Closing, the Seller shall not have any such account, lockbox or safe deposit box other than those listed in Schedule 4.31, nor shall any additional Person have
                             -------------
been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney, without the prior written consent of the Purchaser. The Seller has not commingled monies or accounts of the Seller with other monies or accounts of the members or any Affiliates of the Seller. At the time of the Closing, all monies and accounts of the Seller shall be held by, and be accessible only to, the Seller.

     4.32     Existing  Equipment.  Schedule 4.32 is a true and complete list of
              -------------------   -------------
all Existing Equipment, as such term is defined in the Halsey Lease in Section 7.1(m)(vii).

     4.33     Purchase  For  Investment.  The Seller is acquiring the Shares and
              --------------------------
will acquire the Additional Shares, if any, for investment for its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act. The Seller understands that the Shares delivered at the Closing have not been registered under the Securities Act and may not be sold or transferred without such registration, which registration shall occur in accordance with the terms and provisions of the Registration Rights Agreement, or an exemption therefrom. The Seller is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in the Shares and to make an informed decision relating thereto. The Seller is an "Accredited Investor" as defined in Regulation D under the Securities Act. Prior to the execution and delivery of this Agreement, the Seller has had the opportunity to ask questions of and receive answers from representatives of Parent.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Parent and the Purchaser represents and warrants to the Seller as follows:

     5.1     Organization  and  Qualification.  The Parent is a corporation duly
             ---------------------------------
organized validly existing and in good standing under the laws of the State of Delaware. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York. Each of the Parent and the Purchaser is duly licensed or qualified to transact business as a corporation or a foreign limited liability company, as the case may be, and in good standing in those jurisdictions where its failure to be so qualified would have a material adverse effect on the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole.

     5.2     Authorization;  Enforceability.  Each  of  the  Parent  and  the
             ------------------------------
Purchaser has the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform this Agreement and the other Documents, as applicable. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by the Parent and the Purchaser, as applicable, and no other corporate or limited liability company, as the case may be, action on the part of the Parent or the Purchaser is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by the Parent and the Purchaser, as applicable, have been (or will be when executed and delivered by the parent and the Purchaser) duly executed and delivered by, and constitute the legal, valid and binding obligations of, each of them, enforceable against each of them, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.3     No  Violation  or  Conflict.  Except  as set forth in Schedule 5.3,
             ---------------------------                           ------------
none of (a) the execution and delivery by the Parent and Purchaser of this Agreement and the other Documents to be executed and delivered by the Parent and the Purchaser, as applicable, (b) consummation by the Parent and Purchaser of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by the Parent and the Purchaser at the Closing, will (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Parent or conflict with or violate the Articles of Organization or Operating Agreement of the Purchaser, (ii) conflict with or violate any Law, Order or Permit applicable to the Parent or the Purchaser or by which Parent's or Purchaser's properties or assets are bound or affected or (iii) result in any breach or constitute a default under any material contract to which the Parent or the Purchaser is a party or which would impact the Purchaser or Parent's ability to fulfill its obligations under the Agreement and the other Documents.

     5.4     Governmental  Consents  and  Approvals.  Except  as  set  forth  in
             --------------------------------------
Schedule  5.4, the execution, delivery and performance of this Agreement and the
-------------
other Documents by the Parent and Purchaser do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

     5.5     Brokers.  Neither  the  Parent  nor  the Purchaser has employed any
             -------
financial advisor, broker or finder, and neither the Parent nor the Purchaser has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or any of the other Documents.

     5.6     Issuance  of the Shares.  The Shares and the Additional Shares that
             -----------------------
are being issued to the Seller hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable, free of restrictions on transfer other than restrictions on transfer under the other Documents and under applicable state and federal securities laws. Such Shares and Additional Shares will not be issued in violation of any preemptive rights, rights or first refusal or any other Contract to which Parent is a party relating to equity securities of Parent.

     5.7     SEC  Reports  and  Financial  Statements.
             ----------------------------------------

     (a) As of their respective dates, each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent or any of its subsidiaries with the SEC since January 1, 2001 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), which are all of the documents that Parent and its subsidiaries were required to file with the SEC since such date: (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and if applicable, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"), and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent that any statement or omission was corrected in or superceded by information contained in a later dated filing. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, including, without limitation, the Sarbanes-Oxley Act, applicable thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Each subsidiary of Parent is treated as a consolidated subsidiary of Parent in the Parent Financial Statements for all periods covered thereby.

     (b) Parent has maintained disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures were effective to ensure that all material information concerning Parent and its subsidiaries was made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents.

     5.8     Capitalization.  As  of  the date hereof, the authorized capital of
             --------------
the  Parent  consists  of:

     (a) 2,000,000,000 shares of Parent Common Stock, 40,805,434 shares of which are issued and outstanding, and 5,784,594 shares of which have been reserved for issuance upon conversion of outstanding options and warrants (including options granted pursuant to the Stock

Plans (as hereinafter defined)). All of the outstanding shares of Parent Common Stock have been duly authorized, validly issued, fully paid and are nonassessable.

     (b) The Parent has reserved 5,587,968 shares of Parent Common Stock for issuance to officers, directors, employees and consultants of the Parent pursuant to its equity incentive plans duly adopted by the board of directors and approved by the stockholders of the Parent (the "Stock Plans"). Of such reserved shares of Parent Common Stock, options and restricted stock to purchase 5,128,424 shares have been granted and are currently outstanding, and 459,544 shares remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

     6.1     Covenants  of  Seller.  From  the  date of this Agreement until the
             ---------------------
Closing, in addition to all of the other covenants and agreements of the Seller contained herein, the Seller shall comply with the following covenants:

     (a)     Operation  of  the Business.  The Seller shall continue to carry on
             ---------------------------
the Business in the usual and ordinary course and consistent with recent practices in compliance with applicable Laws and will use reasonable commercial efforts to preserve its business, operations and the goodwill of its customers, employees and others having business relations with it. Without limiting the generality of the foregoing, without the prior written consent of the Purchaser, the Seller shall not take any action that, if taken prior to the date of this Agreement and not disclosed hereunder, would cause any of the representations and warranties of the Seller in Section 4.16 hereof to be untrue.

     (b)     Access  to  Facilities, Files and Records.  The Seller will give or
             -----------------------------------------
cause to be given to the officers, employees, accountants, counsel and authorized representatives of the Purchaser and Parent (i) reasonable access during normal business hours to the management personnel, property, contracts and other books and records and files relating to the Business, and (ii) all such other information relating to the transaction contemplated by this Agreement as the Purchaser or Parent may reasonably request, and shall otherwise cooperate and assist with the Purchaser's investigation of the properties, assets, liabilities and financial condition of the Seller.

     (c)     Notice  of  Proceedings.  Seller will promptly notify the Purchaser
             -----------------------
and Parent in writing upon (i) becoming aware of any Order or any Action praying for any order or decree restraining or enjoining the consummation of the transactions contemplated hereby or by any of the other Documents, or (ii) receiving any notice from any Court or any Governmental Authority of its intention (x) to institute a suit or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby, or (y) to nullify or render ineffective this Agreement or any of the other Documents.

     (d)     Reasonable  Commercial  Efforts.  Subject  to  the  terms  of  this
             -------------------------------
Agreement, the Seller agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws to permit consummation of the transactions contemplated hereby and by the other Documents as promptly as practicable and otherwise enable consummation of the transactions contemplated hereby and thereby, including satisfaction of the conditions set forth in Section 7.1 hereof.

     (e)     Notification  of  Certain  Matters.  The  Seller  shall give prompt
             ----------------------------------
notice to the Purchaser and Parent of any fact, event or circumstance known to it that (i) is reasonably likely to result in any Material Adverse Effect, or
(ii) would cause or constitute a breach of any of the representations, warranties, covenants or agreements of the Seller contained herein or in any of the other Documents. In connection therewith, the Seller may from time to time prior to or on the Closing Date, by notice in accordance with this Agreement, supplement or amend the Disclosure schedule, including one or more supplements or amendments to (a) correct any matter that would otherwise constitute a breach of any representation, warranty or covenant contained herein, or (b) to reflect information received by the Seller after the date of this Agreement on or prior to the Closing Date. Notwithstanding any other provision hereof to the contrary, the Disclosure Schedule and the representations and warranties made by the Seller shall be deemed for all purposes other than Article VIII hereof to exclude such supplements and amendments and shall be deemed for all purposes of
Article VIII hereof to include and reflect such supplements and amendments as of the date hereof and at all time thereafter, including the Closing Date.

     6.2     Covenants  of  the  Purchaser  and  Parent.  From  the date of this
             ------------------------------------------
Agreement until the Closing, in addition to all of the other covenants and agreements of the Purchaser and the Parent contained herein, each of the Purchaser and the Parent shall comply with the following covenants:

     (a)     Notice  of  Proceedings.  The Purchaser and/or Parent will promptly
             -----------------------
notify the Seller in writing upon (i) becoming aware of any Order or any Action praying for an order or decree restraining or enjoining the consummation of the transactions contemplated hereby or by any of the other Documents, or (ii) receiving any notice from any Court or Governmental Authority of its intention
(x) to institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby, or (y) to nullify or render ineffective this Agreement or any of the other Documents.

     (b)     Reasonable  Commercial  Efforts.  Subject  to  the  terms  of  this
             -------------------------------
Agreement, each of the Purchaser and Parent agrees to use all reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws to permit consummation of the transactions contemplated hereby and by the other Documents as promptly as practicable and otherwise enable consummation of the transactions contemplated hereby and thereby, including satisfaction of the conditions set forth in Section 7.2 hereof.

     (c)     Notification of Certain Matters.  The Purchaser and/or Parent shall
             -------------------------------
give prompt notice to the Seller of any fact, event or circumstance known to it that (i) is reasonably likely to result in any material adverse effect on the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole, or (ii) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein or in any of the other Documents.

                                   ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING;
                             POST-CLOSING COVENANTS

     7.1     Conditions  Precedent  to  the Obligations of Parent and Purchaser.
             ------------------------------------------------------------------
The obligations of the Parent and the Purchaser, as applicable, to consummate the transactions described in this Agreement and any and all liability of the Parent or the Purchaser, as applicable, to the Seller shall be subject to the fulfillment on or before the Closing of the following conditions precedent, each of which may be waived by the Purchaser in its sole discretion:

     (a)     Representations and Warranties.  The representations and warranties
             ------------------------------
of the Seller contained in this Agreement (i) that are qualified as to materiality and (ii) that are in Sections 4.3, 4.4, 4.7, 4.9, 4.11, 4.16, 4.18,
4.22 and 4.33, shall be true and correct in all respects and such other representations and warranties that are either not in the enumerated sections or are not so qualified as to materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the Purchaser and Parent shall have received a certificate from the Seller to such effect signed by a duly authorized officer thereof.

     (b)     Covenants.  The Seller shall have performed and complied (i) in all
             ---------
material respects with the covenants set forth in Sections 6.1(b), (c) and (e) of this Agreement, and (ii) in all respects with the covenants set forth in Sections 6.1(a) and (d) of this Agreement, to be performed or complied with by it prior to or on the Closing and the Purchaser and the Parent shall have received a certificate from the Seller to such effect signed by a duly authorized officer thereof.

     (c)     No  Adverse  Change.  No  events  or conditions shall have occurred
             -------------------
which individually or in the aggregate, have had, or may reasonably be anticipated by the Purchaser to give rise to any material adverse effect on the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of the Seller.

     (d)     Governmental  Approvals.  The  Purchaser  shall  have  received
             -----------------------
evidence, in each instance in form and substance reasonably satisfactory to it, that any and all approvals from Governmental Authorities required for the lawful consummation of the transactions contemplated by this Agreement and the other Documents shall have been obtained.

     (e)     Consents.  The Purchaser shall have received evidence, each in form
             --------
and substance satisfactory to it in its sole discretion, that all consents and approvals from third parties which are identified in Schedule 2.4(c) have been obtained.

     (f)     Opinion  of  Counsel.  The  Parent  and  the  Purchaser  shall have
             --------------------
received from Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the Seller, an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit C hereto.
          ---------

     (g)     No  Actions,  Suits  or  Proceedings.  No  Order  of  any  Court or
             ------------------------------------
Governmental Authority shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement and the other Documents. No Litigation shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any Court or Governmental Authority (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or any of the other Documents or the consummation of the transactions contemplated hereby or thereby, or (ii) which has had or reasonably may be expected to have a Material Adverse Effect on the Business. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Seller shall be pending, and the Seller shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     (h)     Delivery  of  Purchased  Assets.  The  Seller  shall have delivered
             -------------------------------
possession of the Purchased Assets to the Purchaser, and shall have made all intangible Purchased Assets available to Purchaser.

     (i)     Amendment  to Credit Agreement.  The Parent shall have entered into
             ------------------------------
an Eleventh Amendment to the Amended and Restated Credit Agreement, the terms and provisions of which shall be acceptable to the Seller.

     (j)     Permits.  In  order  to  facilitate the closing of the Construction
             -------
Permit and Fire Department Permit (as referenced on Schedule 4.24), the Seller shall have had its general contractor update the drawings for the leased space under the Halsey Lease with "as-built" conditions. The Seller shall have submitted such "as-built" drawings to its architect/engineer, who shall have updated the drawings subject to the Parent's reasonable approval. The architect/engineer shall have successfully submitted the updated "as-built" drawings to the Newark Department of Buildings for approval.

     (k)     Escrow  Agreement.  The  Seller,  the Purchaser, the Parent and the
             -----------------
Escrow Agent shall have entered into an escrow agreement with respect to the escrow of certain of the Shares, in substantially the form of Exhibit D attached
                                                              ---------
hereto  (the  "Escrow  Agreement").

     (l)     Due  Diligence.  The  Parent and Purchaser shall have completed all
             --------------
of its business, legal and accounting due diligence with respect to the Business and the Purchased Assets, including, without limitation, an electrical audit, and shall, in its sole and absolute judgment, be satisfied with the results thereof.

     (m)     Closing  Documents.  The  Seller  shall  have  delivered  to  the
             ------------------
Purchaser the resolutions, certificates, documents and instruments set forth below:

               (i)     each  of  the  other  Documents  to  which it is a party;

               (ii) a copy of the resolutions duly and validly adopted by the members/managers of the Seller, certified by its Secretary, authorizing and approving the execution and delivery and performance of this Agreement, the Ancillary Agreements and the other Documents and the transactions contemplated hereby and thereby and the acts of the officers and employees of the Seller in carrying out the terms and provisions hereof and thereof;

               (iii) all of the books, data, documents, instruments and other records relating to the Business of the Seller set forth on Schedule
                                                                        --------
     2.1(a);
     ------

               (iv) certificates issued by the Secretary of State or other similar appropriate governmental department, as of a date not more than five Business Days prior to the Closing, as to the good standing of the Seller in its jurisdiction of organization and in each other jurisdiction in which it is qualified to do business, and, as to its jurisdiction of organization, certifying its Articles of Organization;

               (v) a certificate of the Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Documents;

               (vi) a Non-Competition and Non-Disclosure Agreement with each of Oskar Brecher and Adam M. Brodsky in substantially the form of Exhibit E
                                                                       ---------
     attached  hereto;

               (vii) a Consent to Assignment, in substantially the form of Exhibit F attached hereto, executed by Market Halsey Urban Renewal, LLC
     ----------
     ("Landlord") with respect to the Lease Agreement, dated August 29, 1998, as amended, between Landlord and the Seller, as tenant (the "Halsey Lease");

               (vii)     a  Consent  to  Assignment  executed  by Reach Services
     (USA) Inc. (as assignee of Telstra, Inc.) ("Reach") with respect to the Service Agreement, dated as of October 7, 1999, between Seller and Reach, as amended (the "Reach Consent");

               (ix) an Estoppel Certificate, in substantially the form of Exhibit G attached hereto, executed by Williams Communications, LLC (as
     ----------
     assignee of Ameritech Global Gateway Services, Inc., "Williams") with respect to the Equipment Space Sublease between Seller and Williams, dated October 30, 1998 (as amended, the "Sublease"); and

               (x) such other documents and instruments as the Parent, Purchaser or its counsel may reasonably request.

     7.2     Conditions  Precedent  to  the  Obligations  of  the  Seller.  The
             ------------------------------------------------------------
obligation of the Seller to consummate the transactions described in this Agreement and any and all liability of the Seller to each of the Parent and the Purchaser shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent, each of which may be waived by the Seller in its sole respective discretion:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Purchaser and Parent, as applicable, contained in this Agreement that are qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects , in each case on the date of this Agreement and on the Closing Date, , with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the Seller shall have received a certificate from the Purchaser and Parent, as applicable, to such effect signed by a duly authorized officer thereof.

     (b)     Covenants.  The  Purchaser  and  Parent  shall  have  performed and
             ---------
complied in all material respects with the covenants and agreements required by this Agreement and any of the other Documents to be performed or complied with by them prior to or on the Closing and the Seller shall have received a certificate from each of them to such effect signed by a duly authorized officer thereof.

     (c)     No  Adverse  Change.  No  events  or conditions shall have occurred
             -------------------
which individually or in the aggregate, have had, or may reasonably be anticipated by the Seller to give rise to any material adverse effect on the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole.

     (d)     Opinion  of  Counsel.  The  Seller  shall  have received from Mintz
             --------------------
Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Seller, an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit H hereto.
                                                               ---------

     (e)     No  Actions,  Suits  or  Proceedings.  No  Order  of  any  Court or
             ------------------------------------
Governmental Authority shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement and the other Documents. No Litigation shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any Court or Governmental Authority to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement, any of the other Documents or the consummation of the transactions contemplated hereby or thereby. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Purchaser or the Parent shall be pending, and neither the Purchaser nor the Parent shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     (f)     Purchase  Price.  The  Purchaser  shall have delivered the Purchase
             ---------------
Price  as  provided  in  Section  3.2.

     (g)     Closing  Documents.  The  Parent  and the Purchaser, as applicable,
             ------------------
shall have delivered to the Seller the resolutions, certificates, documents and instruments set forth below:

               (i)     each  of  the other Documents to which either is a party;

               (ii) with respect to each of the Parent and the Purchaser, a copy of the resolutions duly and validly adopted by its Board of Directors or similar governing body, certified by its Secretary, with respect to authorizing and approving the execution and delivery and performance of this Agreement, the Ancillary Agreements and the other Documents and the transactions contemplated hereby and thereby and the acts of the officers and employees of the Parent and Purchaser in carrying out the terms and provisions hereof;

               (iii) certificates issued by the Secretary of State or other similar appropriate governmental department, as of a date not more than five Business Days prior to the Closing, as to the good standing of each of the Parent and the Purchaser in its jurisdiction of incorporation and in each other jurisdiction in which it is qualified to do business, and, as to its jurisdiction of incorporation or organization, certifying its Certificate of Incorporation or its Articles of Organization, as applicable;

               (iv) a certificate of the Secretary of the Parent certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Documents, as well as a certificate of the Secretary of the Purchaser certifying the names and signatures of the managing member or members of the Purchaser authorized to sign this Agreement and the Documents; and

               (v) such other documents and instruments as the Seller or its counsel may reasonably request.

     (h)     Registration  Rights  Agreement.  The  Seller  and the Parent shall
             -------------------------------
have entered into a registration rights agreement with respect to the resale of Shares and Additional Shares, if any, in substantially the form of Exhibit I
                                                                       ---------
attached hereto ( the "Registration Rights Agreement").

     (i)     Amendment  to Credit Agreement.  The Parent shall have entered into
             ------------------------------
an Eleventh Amendment to the Amended and Restated Credit Agreement, the terms and provisions of which shall be acceptable to the Seller.

     (j)     Escrow  Agreement.  The  Seller,  the Purchaser, the Parent and the
             -----------------
Escrow Agent shall have entered into an Escrow Agreement in substantially the form of Exhibit D attached hereto.
          ----------

     (k)     Designation  of  Board Member and Observation Rights.     The Board
             ----------------------------------------------------
of Directors of the Parent (the "Board") shall appoint one nominee of the Seller to the Board and shall grant one individual designated by the Seller observation rights with respect to the meetings of the Board, effective as of, and subject to, the Closing. The length of the appointment and the duration of the observation rights shall be pursuant to the terms and provisions of a letter agreement between the Seller and the Parent, in substantially the form of Exhibit J attached hereto.
----------

     (l)     Listing  on  Nasdaq.  The  Parent Common Stock shall continue to be
             -------------------
quoted for trading on the Nasdaq SmallCap Market, and Parent shall not have received notice, or have reason to believe, that it will cease to qualify for such quotation.

     (m)     Consulting  Agreement.  The  Parent  and Adam M. Brodsky shall have
             ---------------------
entered  into  a  Consulting  Agreement  in  substantially  the  form of Exhibit
                                                                         -------
K attached  hereto.
-

     7.3     Post-Closing  Covenants  of  the Seller.   The Seller covenants and
             ---------------------------------------
agrees, in addition to all of the other covenants and agreements of the Seller contained herein, as follows:

          (a)     Non-Disclosure of Information.   The Seller shall not publish,
                  -----------------------------
disclose or otherwise make accessible to any third party any confidential information concerning the Business, properties, assets (including the Purchased Assets) or rights of Seller relating thereto.

          (b)     Covenant Not to Compete.     The Seller hereby agrees that for
                  -----------------------
a period commencing on the date hereof and for three years thereafter, the Seller shall not engage (individually or as a stockholder, partner, agent, employee, representative or otherwise of a firm, person, corporation or association) or have any interest, direct or indirect, in any colocation business substantially similar to the Business and conducted anywhere in the United States of America; provided, however, that the provisions of this Section 7.3(b) shall not be deemed breached merely because the Seller owns not more than 1% of the outstanding equity securities of a corporation or other entity, if, at the time of acquisition by the Seller, such stock is listed on a national securities exchange or is traded on the over-the-counter market by a member of a national securities exchange.

          (d)     Further Action. The Seller hereby agrees to use all reasonable
                  --------------
effort to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to assist Purchaser and Parent in transferring the Purchased Assets and give reasonable assistance in transitioning the Business, including, without limitation, executing and acknowledging such documentation as may be necessary to allow Parent access to Seller's bank accounts as are maintained in the operation of the Business.

     7.4     Post-Closing  Covenants  of the Purchaser and Parent.   Each of the
             ----------------------------------------------------
Purchaser and the Parent covenants and agrees, as applicable, in addition to all of the other covenants and agreements of the Purchaser and Parent contained herein, as follows:

          (a)     Operation  of  the  Business.   For  a  period  of twenty-four
                  ----------------------------
months from the Closing Date, Purchaser and Parent will continue to operate the Business in the ordinary course; provided, however, the Parent may undertake any action with respect to the operations of the Business that the Board of Directors of Parent deems desirable or in the best interests of Parent's stockholders.

          (b)     Maintain  Lease.  Parent will not, nor will it cause or permit
                  ---------------
the Purchaser to take any action to cause the Landlord to terminate the Halsey Lease; provided, however, the Parent may undertake any action with respect to the operations of the Business that the Board of Directors of Parent deems desirable or in the best interests of Parent's stockholders.

          (c)     SEC  Filings.  Parent will use commercially reasonable efforts
                  ------------
to file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), and will take all actions necessary to ensure that the Purchaser complies with the requirements of Rule 144(e) under the Securities Act such that Seller may sell the Shares and Additional Shares pursuant to such rule.

          (d)     Quarterly  Reports.  With  respect to the quarterly results of
                  ------------------
operations of the Purchased Assets and the conduct of the Business, Parent will deliver to Seller a quarterly profit and loss statement at such time the Parent publicly files its quarterly reports under the Exchange Act. Such profit and loss statement shall include a calculation of Gross Revenue for each month that is covered by the statement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1     Survival  of  Representations,  Warranties.     The representations
             -------------------------------------------
and warranties contained in this Agreement and the other Documents, shall survive the Closing and any investigation at any time made by or on behalf of any party for a period of two years; provided however that the representations
                                       ----------------
and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.12 and 4.33 shall survive the Closing and continue in full force and effect indefinitely,
(b) the representations and warranties set forth in Section 4.25 shall survive the Closing and continue in full force and effect until the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Tax, interest or penalties under applicable Tax Laws in respect of any taxation year to which such representations and warranties extend could be issued under applicable Tax Laws to the Seller, the Purchaser or the Parent, (c) the representations and warranties set forth in Section 4.28 shall survive the Closing and continue in full force for a period of ten years, and (d) a claim for any breach of a representation or warranty contained in this Agreement or any of the Documents involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Law. Any claims for indemnification asserted in writing as provided for in this Article VIII prior to the expiration date applicable to the representation or warranty with respect to which such claim for indemnification is made shall survive until finally resolved and satisfied in full, provided that indemnification claims for breach any representation or warranty must be properly made prior to the expiration date applicable to the representation or warranty. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." No third party other than Purchaser Indemnified Persons and Seller Indemnified Persons (as hereinafter defined) shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution with respect to such representations or warranties or any matter subject to or resulting in indemnification under this
Article VIII or otherwise. All covenants and agreements contained in this Agreement (and in the corresponding covenants and agreements set forth in any of the other Documents) shall survive the Closing and continue in full force until fully performed in accordance with their terms.

     8.2     Indemnification  and  Reimbursement  By  the Seller.     The Seller
             ---------------------------------------------------
will indemnify and hold harmless each of the Parent and the Purchaser, and their respective officers, directors, employees, agents, Affiliates and representatives (collectively, the "Purchaser Indemnified Persons"), and will reimburse the Purchaser Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

     (a) any breach of any representation or warranty made by the Seller in this Agreement;

     (b) any breach of any covenant or obligation of the Seller in this Agreement;

     (c) any Liability arising out of the ownership or operation of the Business or the Purchased Assets prior to the Closing other than the Assumed Liabilities; and

     (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with the Seller (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement.

     8.3     Indemnification  and  Reimbursement  By  the  Purchaser.     The
             -------------------------------------------------------
Purchaser will indemnify and hold harmless the Seller, its officers, members, managers, employees, agents, Affiliates and representatives (collectively, the "Seller Indemnified Persons"), and will reimburse the Seller Indemnified Persons for any Damages arising from or in connection with:

     (a) any breach of any representation or warranty made by the Parent or the Purchaser in this Agreement;

     (b) any breach of any covenant or obligation of the Parent or the Purchaser in this Agreement;

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Parent or the Purchaser (or any Person acting on the Parent's or the Purchaser's behalf) in connection with any of the transactions contemplated by this Agreement or any of the Documents; and any Assumed Liabilities;

     (d)     the  Assumed  Liabilities;  and

     (e) any Liability arising out of the ownership or operation of the Purchased Assets or the Business on or after the Closing Date.

     8.4     Escrow  of Shares.     As security for the performance by Seller of
             -----------------
its obligations under this Agreement, including, but not limited to, the indemnification obligations pursuant to Section 8.2 hereof, Seller shall deposit 1,000,000 shares of Parent Common Stock payable pursuant to Section 3.2(b) in escrow, and such shares to be held by the Escrow Agent and delivered to the Purchaser or the Seller in accordance with the terms and provisions of the Escrow Agreement.

     8.5     Parent's  Right of Set-Off.  In the event the Seller is entitled to
             --------------------------
receive Additional Shares pursuant to Section 3.3 hereof, such Additional Shares shall be subject to a right of set-off for the amount of Damages to which any of the Purchaser Indemnified Persons claims to be entitled to pursuant to Section 8.2 (the "Set-Off Amount"). For purposes of any such set-off, the Additional Shares shall have a value that is equal to the Undisputed 10 Day
Average. If the Parent intends to set off amounts pursuant to this Section 8.5, the Parent shall notify the Seller of the Set-Off Amount in the Revenue Certification. In the event the Seller disputes or disagrees with the Set-Off Amount, and if the Seller so demands in writing within five (5) days of the Seller's receipt of the Revenue Certification, the Parent will deposit with the Escrow Agent pursuant to the Escrow Agreement Additional Shares having a value equal to 150% of the portion of the Set-Off Amount that is in dispute based upon the Undisputed 10 Day Average (which number of Additional Shares so deposited shall not be accessible to the Seller until final resolution of such dispute and only to the extent it is determined that such amounts are not payable to the Parent or another Purchaser Indemnified Person). All disputes or disagreements with respect to the Set-Off Amount shall be resolved by arbitration pursuant to a proceeding under
Section  10.11  hereof.

     8.6     Limitations  on  Seller's  Indemnification.
             ------------------------------------------

     (a) No reimbursement for Damages pursuant to Section 8.2 shall be required unless the aggregate amount of Damages exceeds $50,000 (the "Threshold"), and, in such event indemnification shall be made by the Seller only to the extent that Damages exceed the Threshold. The Purchaser Indemnified Persons shall not have the right to indemnification for any individual Damage that is less than $2,500 and individual Damages that are equal to or less than such amount shall not be counted for purposes of determining whether the aggregate amount of Damages exceeds the Threshold.

     (b) All Damages incurred by the Purchaser Indemnified Persons shall be reduced by (i) the amount of any insurance proceeds payable to the Purchaser Indemnified Persons with respect to such loss, (ii) any indemnity, contribution or other similar payment payable to any of the Purchaser Indemnified Persons by any third party with respect to such loss and (iii) an amount equal to any reduction of income Taxes attributable to such loss.

     (c) In no event shall the Seller's aggregate liability to the Purchaser Indemnified Persons under this Agreement for breaches of representations or warranties, covenants or agreements, whether pursuant to Article VIII or otherwise, exceed $2,000,000. However, the limitation on liability set forth in this Section 8.6(c) will not apply to any breaches, actions or omissions, which are not subsequently amended by a supplement or amendment prior to Closing, that amount to fraud.

     (d) The indemnification set forth in this Article VIII shall be the sole monetary remedy of Parent, the Purchaser and the other Purchaser Indemnified Persons with respect to the matters set forth in clauses (a) through
(d) of Section 8.2. Notwithstanding any other provisions of this Agreement and except with respect to claims by third parties, the Seller shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, including, but not limited to, loss of profits or revenue, loss of use of equipment or facilities, business interruptions, costs of capital and claims of customers that in any way arise out of, relate to, or are a consequence of, any of the matters set forth in clauses (a) through (d) of
Section  8.2.

     8.7     Limitations  on  Purchaser's  Indemnification.
             ---------------------------------------------

     (a) No reimbursement for Damages pursuant to Section 8.3 (other than for a breach of Parent's and Purchaser's obligations to make the payments required by Sections 3.2 and 3.3 hereof) shall be required unless the aggregate amount of Damages exceeds the Threshold, and, in such event indemnification shall be made by the Seller only to the extent that Damages exceed the Threshold. The Seller Indemnified Persons shall not have the right to indemnification for any individual Damage (other than Damages arising from a breach of Parent's and Purchaser's obligations to make the payments required by Sections 3.2 and 3.3 hereof) that is less than $2,500 and individual Damages that are equal to or less than such amount shall not be counted for purposes of determining whether the aggregate amount of Damages exceeds the Threshold.

     (b) All Damages incurred by the Seller Indemnified Persons shall be reduced by (i) the amount of any insurance proceeds payable to the Seller Indemnified Persons with respect to such loss, (ii) any indemnity, contribution or other similar payment payable to any of the Seller Indemnified Persons by any third party with respect to such loss and (iii) an amount equal to any reduction of income Taxes attributable to such loss.

     (c) In no event shall the Purchaser's aggregate liability to the Seller Indemnified Persons under this Agreement for breaches of representations or warranties, covenants or agreements, whether pursuant to Article VIII or otherwise, exceed $2,000,000. However, the limitation on liability set forth in this Section 8.7(c) will not apply to: (i) any breaches, actions or omissions that amount to fraud; (ii) any breach of any of Purchaser's representations and warranties of which Purchaser had actual knowledge at any time prior to the date on which such representation or warranty is made; and (iii) any intentional breach by Purchaser of any covenant or obligation, in such events, Purchaser will be liable for all Damages with respect to such breaches, acts or omissions.

     (d) The indemnification set forth in this Article VIII shall be the sole monetary remedy of Seller and the other Seller Indemnified Persons with respect to the matters set forth in clauses (a) through (e) of Section 8.3. Notwithstanding any other provisions of this Agreement and except with respect to claims by third parties, the Purchaser shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, including, but not limited to, loss of profits or revenue, loss of use of equipment or facilities, business interruptions, costs of capital and claims of customers that in any way arise out of, relate to, or are a consequence of, any of the matters set forth in clauses (a) through (e) of Section 8.3.

     8.8     Indemnification  Procedures.  The  party  or parties making a claim
             ---------------------------
for indemnification under this Agreement is, for purposes of this Agreement, referred to as the "Indemnified Party" and the Party against whom such claims
                       -----------------
are asserted under this Article VIII is, for the purposes of this Agreement, referred to as the "Indemnifying Party". All claims by an Indemnified Party
                        ------------------
under  this  Agreement  shall  be  asserted  and  resolved  as  follows:

          (a) In the event that (A) any claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (such claim, a "Third Party Claim") or (B) any Indemnified Party hereunder should have a
    -------------------
claim against any Indemnifying Party hereunder which does not involve a claim being asserted against or sought to be collected from it by a third party (such

Claim, a "Direct Claim"), the Indemnified Party shall with reasonable promptness
          ------------
notify in writing the Indemnifying Party of such claim, specifying the nature of and the specific basis for such claim and the amount or the estimated amount thereof to the extent then feasible to determine (which estimate (except as set forth in the next sentence) shall not be conclusive of the final amount of such Claim) (a "Claim Notice"); provided, however, the failure to so notify the
             -------------     --------   -------
Indemnifying Party (x) will not relieve the Indemnifying Party from liability under this Article VIII unless and to the extent it has been actually and materially prejudiced by such failure and (y) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in this Article VIII. Unless the Indemnifying Party notifies the Indemnified Party within thirty (30) days of receipt of a Claim Notice that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

          (b) In the event of a Third Party Claim, the Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and disbursements of such counsel with regard thereto; provided, that the Indemnified Party shall have the right to participate in the
--------
defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party (except that the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense of any Third Party Claim within a reasonable period of time after receipt of a written notice of such Third Party Claim pursuant to clause (a) above). Notwithstanding the foregoing, the Indemnified Party shall have the right to employ one firm or separate counsel (plus local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if (w) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest (based upon written advice of counsel to the Indemnified Party), (x) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, (y) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party (in the exercise of the Indemnified Party's reasonable judgment) to represent the Indemnified Party within a reasonable time after notice of the Third Party Claim or (z) the Indemnifying Party shall authorize in writing the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party.

          (c) Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, any pending or threatened Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, that if the Indemnified Party does not give its consent to a settlement approved by the Indemnifying Party, then in no event shall the Indemnifying Party be liable for indemnification of Damages in excess of such amount as would be payable pursuant to such settlement. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party shall recommend and which releases the Indemnified Party completely and unconditionally from all liability in connection with such Third Party Claim and which would not otherwise adversely affect the Indemnified Party.

          (d) Notwithstanding the foregoing, in the event the Indemnifying Party fails timely, in good faith or diligently to defend, contest or otherwise protect against any Third Party Claim (after having assumed the defense therefor), the Indemnified Party shall have the right, but not the obligation, to assume the defense of such Third Party Claim and take such other action as it may elect to defend, protect against or settle such Third Party Claim as it may determine, all at the expense of the Indemnifying Party.

                                   ARTICLE IX

                                   TERMINATION

     9.1     Termination.  This Agreement may be terminated at any time prior to
             -----------
the  Closing  Date:

     (a)     By  mutual  written  consent  of  Parent  and  the  Seller;

     (b) By Parent or the Seller, if the Closing shall not have occurred on or before January 31, 2004 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before such date); or

     (c) By Parent or the Seller, if any Order shall have been enacted, entered, promulgated or enforced which prohibits or enjoins the consummation of the sale and purchase of the Purchased Assets and such Order is or shall have become final and nonappealable.

     9.2     Effect  of  Termination.  If  this  Agreement  is  terminated  in
             -----------------------
accordance with Section 9.1 above, this Agreement shall become null and void and of no further force and effect, except that (i) the terms and provisions of this
Section 9.2 and Article X and the Agreement of Non-Disclosure of Confidential Information dated September 29, 2003, between the Parent and Seller, shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for fraud or breach of its obligations hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1     Notices.  All notices, requests, consents and other communications
              -------
hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission (provided that such materials shall also be sent via recognized overnight courier on the date such facsimile is sent), (iii) sent by recognized overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

     If to the Parent/Purchaser to:  FiberNet Telecom Group, Inc.

                                     570 Lexington Avenue
                                     New York, New York 10022
                                     Telephone: (212) 405-6200
                                     ---------
                                     Facsimile: (212) 421-8860
                                     ---------
                                     Attn: Michael S. Hubner, Esq.

     With a copy to:                 Stephen J. Gulotta, Jr., Esq.

                                     Todd E. Mason, Esq.
                                     Mintz, Levin, Cohn, Ferris,
                                     Glovsky and Popeo, P.C.
                                     Chrysler Center, 666 Third Avenue
                                     New York, New York 10017
                                     Telephone: (212) 935-3000
                                     ---------
                                     Facsimile: (212) 983 3115
                                     ---------
     If to the Seller to:            gateway.realty.new jersey.llc

                                     c/o Telecom Realty Management, LLC
                                     16 East 48th Street, 5th Floor
                                     New York, New York 10017
                                     Attn: Oskar Brecher
                                     Telephone: (212) 826-9200
                                     ---------
                                     Facsimile: (212) 371-3747
                                     ---------

     With a copy to:                 Wolf, Block, Schorr and Solis-Cohen LLP

                                     Wolf, Block, Schorr and Solis-Cohen LLP
                                     250 Park Avenue
                                     New York, New York 10177
                                     Attn: Joseph D. D'Angelo, Esq.
                                     Telephone: (212) 883-4944
                                     ---------
                                     Facsimile: (212) 672-1144
                                     ---------

     All notices, requests, consents and other communications hereunder shall be deemed to have been (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if sent by facsimile transmission, at the time receipt has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by certified mail, on the fifth business day following the day such mailing is made.

     10.2     Entire  Agreement  The  Documents  embody the entire agreement and
              -----------------
understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     10.3     Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives and permitted assigns.

     10.4     Assignment.  Neither  this Agreement, nor any right hereunder, may
              ----------
be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Parent or the Purchaser may assign all or part of its rights and obligations, under this Agreement to one or more direct or indirect wholly owned Subsidiaries of Parent (in which event, representations and warranties relating to the Parent or the Purchaser shall be appropriately modified), provided that such party shall agree to be bound by the terms of this Agreement.

     10.5     Modifications  and  Amendments.  The  terms and provisions of this
              ------------------------------
Agreement may be modified or amended only by written agreement executed by all parties hereto.

     10.6     Waivers  and Consents.  The terms and provisions of this Agreement
              ---------------------
may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     10.7     No  Third Party Beneficiary.  Nothing expressed or implied in this
              ---------------------------
Agreement is intended, or shall be construed, to confer upon or give any Person other than indemnified parties under Article VII and the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     10.8     Severability.  If any term or other provision of this Agreement is
              ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     10.9     Publicity.  No  party to this Agreement shall make, or cause to be
              ---------
made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of the Purchaser and the Seller, except as may be required by Law or any listing agreement related to the trading of the shares of such party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall upon advice from outside counsel to the other party to the effect that such disclosure is required by Law or such listing agreement and shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

     10.10     Governing  Law  This  Agreement and the rights and obligations of
               --------------
the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

     10.11     Arbitration;  Consent  to  Injunctive  Relief.
               ---------------------------------------------

     (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the any of the Documents shall be settled by arbitration in accordance with the following provisions:

               (i) Disputes Covered. Subject to Section 10.11(b) hereof, the agreement of the parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, the Documents or any of the transactions contemplated hereby or thereby. Disputes include actions for breach of contract with respect to this Agreement or the Documents, as well as any claim based upon tort or any other causes of action relating to the transactions contemplated hereby or thereby, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrators selected according to the procedures set forth below shall determine the arbitrability of any matter brought to them and their decisions shall be final and binding on the parties.

               (ii) Forum. The governing law for the arbitration shall be the law of the State of New York, without reference to its conflicts of law provisions, and such arbitration shall be conducted in New York, New York.

               (iii) Selection. There shall be three arbitrators, unless the parties are able to agree on a single arbitrator. In the absence of such agreement, within 10 days after the initiation of an arbitration proceeding, the Seller shall select one arbitrator and the Purchaser shall select one arbitrator, and those two arbitrators shall then select, within 10 days, a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such 10 day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association (the "AAA"). The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.

               (iv)     Administration.     The  arbitration  shall  be
     administered  by  the  AAA.

               (v)     Rules.     The  rules  of  arbitration  shall  be  the
     Commercial Arbitration Rules of the AAA (the "Rules"), as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. If there is any conflict between the Rules and the provisions of this Section 10.11, the provisions of this
     Section  10.11  shall  prevail.

               (vi) Substantive Law. The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrators shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

               (vii) Expenses. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the AAA.

               (viii)     Decision;  Remedies;  Award.     The  arbitrators'
     decision shall provide a reasoned based for the resolution of each dispute and for any award. The arbitrators shall have the power and authority to award any remedy or judgment that could be awarded by a court in the State of New York. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

     (b)     The  Seller  acknowledges that a breach of the provisions of either
Section 7.3(a) or Section 7.3(b) could not be adequately compensated for by money damages. Accordingly, the Purchaser shall be entitled, in addition to any other right or remedy available to it, to seek an injunction restraining such breach, and, in either case, no bond or other security shall be required in connection therewith.

     10.12     Counterparts.  This  Agreement  may  be executed in any number of
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

     10.13     Headings  The  descriptive  headings  contained in this Agreement
               --------
are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.14     Expenses.     Except  as  otherwise  specified in this Agreement,
               --------
all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

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                                       47

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                         LOCAL FIBER, LLC

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________


                                         FIBERNET TELECOM GROUP, INC.

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________


                                         GATEWAY.REALTY.NEW JERSEY.LLC

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________





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